SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April ___, 2019, by and among alpha-En Corporation, a Delaware corporation, (the “Company”), and the investors identified in their respective “Buyer Signature Page” attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.  Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), as set forth on such Buyer’s Signature Page (which aggregate amount for all Buyers together shall be up to 1,500 shares of Series B Preferred Stock and shall collectively be referred to herein as the “Preferred Shares”) and (ii) a warrant to acquire up to that number of additional shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) as set forth on such Buyer’s Signature Page (the “Warrants”), in substantially the form attached hereto as Exhibit A (as exercised, collectively, the “Warrant Shares”).

C. The Preferred Shares, the Warrants and the Warrant Shares collectively are referred to as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

(a)  Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Preferred Shares set forth on each Buyer’s Signature Page and the Warrants to acquire up to that number of Warrant Shares set forth on each Buyer’s Signature Page.

(b) Closing. The sale and purchase of the Preferred Shares and Warrants may take place at one or multiple closings (each, a “Closing”) to be held at such place and time as Company and the Buyers may determine (the “Closing Date”) following satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below. At each Closing, the Company may update this Agreement and the Buyer Signature Pages attached hereto, without need for the consent or written waiver of the Buyers to reflect such additional Closing.

(c) Purchase Price. The Preferred Shares and Warrants will be sold as units, with each unit consisting of one (1) share of Series B Preferred Stock and a Warrant to purchase one thousand (1,000) shares of Common Stock, with the price of each such unit being $1,000. The aggregate purchase price for the Preferred Shares and the Warrants to be purchased by each Buyer at a Closing (the “Purchase Price”) will be the amount set forth on each Buyer’s Signature Page.

(d) Form of Payment. On Each Closing Date, as applicable, (i) each Buyer shall pay its Purchase Price to the Company for the Preferred Shares and the Warrants to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds or by check in accordance with the Company’s written payment instructions and (ii) the Company shall deliver to each Buyer one or more stock certificates, evidencing the number of Preferred Shares such Buyer is purchasing, or evidence of a book entry for such shares recorded in the stock records of the Company, and one or more warrant certificates, evidencing the Warrants such Buyer is purchasing, which certificates shall be duly executed on behalf of the Company and registered in the Company’s records in the name of such Buyer or its designee.

(e) Preferred Stock Designation. At the first Closing, the company shall cause to be filed with the Secretary of State for the State of Delaware an amendment to its amended and restated certificate of incorporation providing for the rights and preferences of the Series B Preferred Stock (the “Charter Amendment”) in the form attached hereto as Exhibit B.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer (i) is acquiring the Preferred Shares and Warrants and (ii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer represents and warrants to the Company that, (i) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer confirms and agrees that (i) it has independently evaluated the investment risks and the merits of its decision to purchase the Securities, (ii) it has not relied on the advice of, or any representations by, any other Person, other than the Company and its officers and directors, in making such decision, and (iii) no Person, other than the Company and its officers and directors, has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Buyer in connection with the transactions contemplated hereby.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (“Rule 144”) or Rule 144A promulgated under the 1933 Act (“Rule 144A”) (or successor rules thereto) (collectively, “Resale Exemptions”); (ii) any sale of the Securities made in reliance on the Resale Exemptions may be made only in accordance with the terms of Rule 144 or Rule 144A, as applicable, and further, if a Resale Exemption is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares, the Warrants and the Warrant Shares, and shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates or other instruments):

NEITHER THE SECURITIES REPRESENTED BY THIS INSTRUMENT NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Securities if (i) such Securities are registered for resale under the 1933 Act (in which case an alternate prospectus delivery legend may apply), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) No General Solicitation and Advertising; Prior Relationship. Such Buyer represents and acknowledges, to its knowledge, that it has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D.

(k) Rule 506(d) Representation. Such Buyer represents that it is not a person of the type described in Section 506(d) of Regulation D that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D.

(l) Residency. Such Buyer is a resident of that jurisdiction specified below its address on each such Buyer’s Signature Page.

(m) Purchases by Company Insiders. Such Buyer acknowledges that it has been informed by the Company that certain directors of the Company have committed to purchase Preferred Shares and Warrants pursuant to this Agreement, with the aggregate amount of such investment expected to be approximately $300,000, subject in all respects to increase or decrease at the sole election of such directors.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers, as of the Closing Date (unless otherwise provided herein), that:

(a) Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own is properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company or on the transactions contemplated hereby or on the other Transaction Documents (as defined in Section 3(b)) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Warrants (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The Preferred Shares and the Warrants are duly authorized. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(e) SEC Documents; Financial Statements. During the prior 12 months, the Company has filed all material reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The SEC Documents are available to each Buyer on the SEC’s website and to the extent requested, the Company has made available copies of such SEC Documents to each Buyer.

4. COVENANTS.

(a) Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital and general corporate purposes.

(c)  Closing Documents. On or prior to 30 calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee), the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts in the name of each Buyer or its respective nominee(s), for the Preferred Shares issued at the Closing and for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and the Investor Questionnaire included following the signature page hereto and delivered each of the same to the Company.

(ii) Such Buyer shall have delivered its Purchase Price to the Company, for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds or by check, pursuant to the payment instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents and (B) the Warrants being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement and any amendments hereto may be executed and delivered in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate amount of Preferred Shares and Warrants (without regard to any limitation on conversion or exercise set forth therein) issued hereunder (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date thereof) (the “Required Holders”); provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. Any amendment or waiver effected in accordance with this Section 8(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares and holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) when sent, if sent by electronic mail; or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Alpha-En Corporation
28 Wells Avenue, 2nd Floor, Yonkers, NY 10701

Telephone:	(914)418-2000
Attention:	Tom Suppanz
Email:	tsuppanz@alphaencorp.com

If to Buyer, to its address, facsimile number and e-mail address set forth on the Buyer Signature Page, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) (iii) or (iv) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 8(o).

(i) Survival. The representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ALPHA-EN CORPORATION

By:
Name:
Title:

Company Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

 ____________________________________________________________________________________________________

Please print above the exact name(s) in which the Preferred Shares and Warrants are to be held

Date: _________________________

Number of Series B Preferred Shares Purchased:  _________________________

Number of Shares of Common Stock underlying Warrants Purchased: _________________________

Purchase Price: $_________________________

Please check the applicable box below to specify the manner in which you would like the Preferred Shares issued (note that physical stock certificates will be mailed to the “Address for Notice” below):

[  ] Book Entry or [  ] Physical Stock Certificate

INDIVIDUAL INVESTOR:	PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY COMPANY, CUSTODIAL ACCOUNT, OR OTHER INVESTOR:

(print name)		(print name of entity)

(signature)	By:	(signature of person signing on behalf of entity)

Name:
Title:

SSN/Tax I.D. No.: _______________________	Tax I.D. No.: ___________________________

Address for Notice:	Address for Notice:

Tel:	Tel:
Fax:	Fax:
Email:	Email:

ACCREDITED INVESTOR. The investor is familiar with the definition of “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and hereby represents and warrants to the Company that he/she/it comes within one of the following categories of “accredited investor:” Initial where applicable.
_____ Initials	(a) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
_____ Initials	(b) A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000, excluding the value of the Lender’s primary residence, calculated in accordance with the below rules;*
_____ Initials	(c) A natural person whose had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
_____ Initials	(d) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii)** of Regulation D.
_____ Initials	(e) An entity in which all of the equity owners are “accredited investors.”
_____ Initials	(f) Other, please explain: _____________________________________________

*Rules regarding primary residences: In calculating my net worth, I have (i) excluded my primary residence as an asset, (ii) excluded debt secured by such residence, up to the estimated fair market value of the residence; (iii) included the amount of any increase on the debt secured by the primary residence incurred within 60 days prior to the purchase of the securities (unless related to the acquisition of the primary residence); and (iv) included debt in excess of the fair market value of the primary residence.

** “Nature of purchasers. Each purchaser who is not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description.”

If you are an individual, print your name and sign below:	If you are signing on behalf of an entity, please print the name of the entity and sign below, indicating your title:

Name (Please Print)	Name (Please Print)

Signature	Signature

Date: _________________________	Title
Date: _________________________

EXHIBITS

Exhibit A Form of Warrant

Exhibit B Charter Amendment

EXHIBIT A

Form of Warrant

[See attached]

EXHIBIT A

EXHIBIT B

Form of Charter Amendment

EXHIBIT A